                                                                   EXHIBIT 21.1

                            SCHEDULE OF SUBSIDIARIES

Reliant Energy Mid-Atlantic Power Holdings, LLC

     1. Reliant Energy Maryland Holdings, LLC, a Delaware limited liability company

     2. Reliant Energy New Jersey Holdings, LLC, a Delaware limited liability company

     3. Reliant Energy Mid-Atlantic Power Services, Inc., a Delaware corporation

     4. Reliant Energy Northeast Management Company, a Pennsylvania corporation